Nuveen California Quality Municipal Income Fund N-2ASR

Exhibit 99(a)(4)

NUVEEN CALIFORNIA DIVIDEND ADVANTAGE MUNICIPAL FUND

CERTIFICATE OF AMENDMENT to DECLARATION OF TRUST

The Trustees of Nuveen California Dividend Advantage Municipal Fund (the “Trust”), a Massachusetts business trust, to resolve an ambiguity, in accordance with Article XIII, Section 4 of the Declaration of Trust of the Trust, do hereby amend the Declaration of Trust as of this 1st day of March, 2010 as follows:

Article IX, Section 1 of the Declaration of Trust is hereby amended by adding the following to the end of Section 1:

For purposes of this Section 1, the term “recapitalization” shall not mean, without limitation, the issuance or redemption of Preferred Shares pursuant to the terms of this Declaration or the Statement adopted with respect to such Preferred Shares, whether or not in conjunction with the issuance, retirement or redemption of other securities or indebtedness of the Trust.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 26th day of February 2010.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian	Robert P. Bremner
as Trustee	as Trustee
333 West Wacker Drive Chicago, Illinois 60606	333 West Wacker Drive Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans,	William C. Hunter,
as Trustee	as Trustee
333 West Wacker Drive Chicago, Illinois 60606	333 West Wacker Drive Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider
David J. Kundert	William J. Schneider,
as Trustee	as Trustee
333 West Wacker Drive Chicago, Illinois 60606	333 West Wacker Drive Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale,	Carole E. Stone,
as Trustee	as Trustee
333 West Wacker Drive Chicago, Illinois 60606	333 West Wacker Drive Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth,
as Trustee
333 West Wacker Drive Chicago, Illinois 60606

Check # 481

MGL CHAPTER 182

WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

CSL

Merge Y         N

R/A     Y ___ N

Cons.  Y         N

Pr.Off  ______

Tru      ______